Exhibit 24
Powers of Attorney

I hereby constitute and appoint Gunnar Kleveland, Willard C. Station, Sean Valashinas, and Joseph M. Gaug, as my true and lawful attorney-in-fact and agent, with full power of substitution, for me and in my name, in any and all capacities, to sign on my behalf the Annual Report on Form 10-K of Albany International Corp. for the fiscal year ended December 31, 2025, and any amendment or supplement thereto; and to file such Annual Report on Form 10-K, and any such amendment or supplement, with the Securities and Exchange Commission and any other appropriate agency pursuant to applicable laws and regulations.

IN WITNESS WHEREOF, I have hereunto set my hand this 27th day of February, 2026.

/s/ John R. Scannell	/s/ Gunnar Kleveland
John R. Scannell	Gunnar Kleveland
Chairman of the Board and Director	President and Chief Executive
Officer and Director
(Principal Executive Officer)

/s/ Willard C. Station	/s/ Sean Valashinas
Willard C. Station	Sean Valashinas
Executive Vice President and Chief Financial Officer	Chief Accounting Officer
(Principal Financial Officer)	(Principal Accounting Officer)

/s/ Katharine L. Plourde	/s/ Kenneth W. Krueger
Katharine L. Plourde	Kenneth W. Krueger
Director	Director

/s/ Mark J. Murphy	/s/ J. Michael McQuade
Mark J. Murphy	J. Michael McQuade
Director	Director

/s/ Christina M. Alvord	/s/ Russell E. Toney
Christina M. Alvord	Russell E. Toney
Director	Director

/s/ Bonnie C. Lind
Bonnie C. Lind
Director